Exhibit 99.1

AEGION

Stronger. Safer. Infrastructure.®

February 28, 2017
St. Louis, Missouri

AEGION CORPORATION REPORTS 2016 FULL YEAR AND FOURTH QUARTER FINANCIAL RESULTS

The Company expects strong earnings per share growth in 2017

- Q4'16 diluted EPS were $0.52 compared to a loss of $0.91 in Q4'15. Adjusted (non-GAAP)[1] Q4'16 diluted EPS were $0.44 compared to $0.36 in Q4'15.
- Full year 2016 diluted EPS were $0.84 compared to a loss of $0.22 in 2015. Adjusted (non-GAAP)[1] full year 2016 diluted EPS were $1.10 compared to $1.28 in 2015.
- 2016 cash flow from operating activities and free cash flow were 189 percent and 89 percent of adjusted net income, respectively, demonstrating efficient cash generation.
- Contract backlog at December 31, 2016 was $689.6 million, 11 percent and 7 percent below the prior year-end and prior quarter-end, respectively, primarily due to the start and progress of the deepwater pipe coating and insulation project.

[1] ***Adjusted (non-GAAP) results exclude certain charges related to the Company's restructuring efforts, reversal of a contingency reserve, a legal settlement and acquisition-related expenses. The reconciliation of adjusted results begins on page 8.***

Q4 2016 HIGHLIGHTS

- Infrastructure Solutions delivered strong performance in the North American CIPP market, which partially offset reduced activity for Fusible PVC® pipe and the Tyfo® Fibrwrap® technology in North America and a more difficult European CIPP market.
- Corrosion Protection benefited from the large deepwater pipe coating and insulation project as well as improved performance for U.S. midstream pipe protection services, both of which overcame other challenges in the energy markets.
- Energy Services expanded operating margins on the path toward the 300 to 400 basis point cumulative improvement expected over the next three years.

"We made investments in 2016 to position the Company for sustainable organic growth in our core North American municipal and midstream pipeline markets. Overshadowed by energy market challenges in 2016, Infrastructure Solutions had record performance in the North American CIPP market and Corrosion Protection saw improved results for its midstream cathodic protection services in the U.S.

"For 2017, we expect higher top line and operating income across all three platforms to result in strong earnings per share growth, greater cash generation and increasing ROIC. This positive outlook reflects our assessment of growing end markets, including an improving environment for oil & gas infrastructure, the expected completion of the large deepwater pipe coating and insulation project and continued execution of our long-term growth strategy."

Charles R. Gordon, President and CEO



Revenues
$330.7
$321.8
(2.7)%
Q4'15
Q4'16
Gross Profit
$67.4
$71.2
5.7%
$67.5
$71.4
5.8%
Operating Income
$(28.6)
$26.3
191.9%
$21.8
$21.9
0.5%
In USD millions, except percentages.
– GAAP results
– Adjusted (non-GAAP)1 results
Gross Margin
20.4%
22.1%
20.4%
22.2%
Operating Margin
(8.7)%
8.2%
6.6%
6.8%

INFRASTRUCTURE SOLUTIONS Q4 RESULTS IMPACTED BY WEATHER AND PROJECT DELAYS IN NORTH AMERICA


Revenues
$135.1
$137.0
1.5%
Q4'15
Q4'16


Gross Profit
$33.8
$32.2
(4.8)%
$33.9
$32.3
(4.8)%
Q4'15
Q4'16
Q4'15
Q4'16


Operating Income
$11.2
$16.1
43.8%
$15.3
$10.4
(31.9)%
Q4'15
Q4'16
Q4'15
Q4'16

In USD millions, except percentages.


Gross Margin
25.0%
23.5%
25.1%
23.5%
Q4'15
Q4'16
Q4'15
Q4'16


Operating Margin
8.3%
11.7%
11.3%
7.6%
Q4'15
Q4'16
Q4'15
Q4'16


– GAAP results
– Adjusted (non-GAAP) results

Q4 2016 Highlights

- Severe winter weather and customer-driven delays in December negatively impacted revenues and operating income.
- Continued strong quarterly results led to record full year 2016 performance in the North American CIPP market.
- Platform margins were negatively impacted by challenges in certain international CIPP markets, and lower than expected pressure pipe activity in North America for Fusible PVC® pipe and the Tyfo® Fibrwrap® technology (in part due to weather and customer-directed delays).

Favorable long-term market fundamentals support investments by Infrastructure Solutions to maintain growth and share in the expanding North American municipal pipeline rehabilitation market and execute a renewed growth strategy in Europe.

2017 Outlook

Expect revenue growth for Infrastructure Solutions to exceed the low to mid-single digit three-year target at modestly lower operating margins compared to the 9.8 percent adjusted operating margin achieved in full year 2016. The 2017 outlook is supported by:

- A healthy reported backlog, a robust municipal pipeline rehabilitation market in North America and improving international opportunities.
- Investments to expand in regions underserved by Aegion within North America for wastewater pipeline rehabilitation using Insituform® CIPP and investments to enhance platform sales coverage.
- 2016 R&D spend to improve Insituform® CIPP and Tyfo® Fibrwrap® technologies for the North American pressure pipe rehabilitation market.
- Efforts to exploit certain European contract installation markets for future growth while continuing to grow third-party product sales.
- Continuous improvement efforts to increase manufacturing efficiencies and improve overall execution to partially offset anticipated higher material and construction labor costs, especially in North America.


Infrastructure Solutions
Contract Backlog
$311.2
$283.4
(8.9)%
12/31/15
12/31/16

In USD millions, except percentage

CORROSION PROTECTION'S STRONG Q4 RESULTS DRIVEN BY THE LARGE DEEPWATER PIPE INSULATION PROJECT



Revenues
$108.8
$119.5
9.9%
Q4'15
Q4'16



Gross Profit
$22.9
$30.6
33.5%
$22.9
$30.7
33.9%
Q4'15
Q4'16
Q4'15
Q4'16



Operating Income
$(10.1)
$9.4
$19.5
$2.7
$10.1
$7.4
Q4'15
Q4'16
Q4'15
Q4'16

In USD millions, except percentages.

- GAAP results

- Adjusted (non-GAAP) results



Gross Margin
21.1%
25.6%
21.1%
25.7%
Q4'15
Q4'16
Q4'15
Q4'16



Operating Margin
(9.3)%
7.9%
2.5%
8.5%
Q4'15
Q4'16
Q4'15
Q4'16

Q4 2016 Highlights

- The start up of the $130 million deepwater pipe coating and insulation project met expectations and contributed revenues of approximately $35 million.
- Revenues and operating income from cathodic protection services (representing over half of platform revenues) grew year-over-year because of increased activity in the U.S.
- Improved Tite Liner® pipe lining activity in North America, driven in part by municipal pressure pipe projects, partially offset a sharp decline in international oil, gas and mining pipe linings and field coating project activity.

Corrosion Protection is well-positioned for strong financial contribution in 2017 because of an expected improving environment for North American oil & gas pipeline protection and monitoring, and the expected successful completion of the large deepwater pipe coating and insulation project.

2017 OUTLOOK

The planned contribution from the deepwater pipe coating and insulation project and anticipated modest recovery in the energy markets supports Corrosion Protection's expectations for mid-teens revenue growth and mid-single digit operating margins.

- The reported backlog decline was due to the start and progress of the large deepwater project and completion of two sizable international field coating projects in 2016.
  - Backlog increased for midstream cathodic protection services and the Tite Liner® pipe lining system, primarily in North America.
- The roll out of the new asset integrity management system for midstream pipeline corrosion inspections is expected to support a strategy to grow market share among Corrosion Protection's top customers for cathodic protection services.



Corrosion Protection
Contract Backlog
– Large deepwater project
– Remaining
$272.5
$134.3
$138.2
$213.4
$96.8
$116.6
(21.7)%
12/31/2015
12/31/2016

In USD millions, except percentage
Note: Backlog at December 31, 2015 included $1.7 million for the Canadian JV sold on February 4, 2016.

ENERGY SERVICES DELIVERED A MODEST PROFIT AND LOW SINGLE DIGIT OPERATING MARGINS IN Q4


Revenues
$86.9
$65.2
(24.9)%
Q4'15 Q4'16
Gross Profit
$10.7
$8.5
(20.9)%
Q4'15 Q4'16
$10.7
$8.5
(20.9)%
Q4'15 Q4'16
Operating Income
$0.8
$30.5
$(29.7)
Q4'15 Q4'16
$3.8
$1.4
$(2.4)
Q4'15 Q4'16
Gross Margin
12.3% 13.0%
Q4'15 Q4'16
12.3% 13.0%
Q4'15 Q4'16
Operating Margin
1.3%
(34.2)%
Q4'15 Q4'16
4.4%
2.2%
Q4'15 Q4'16
In USD millions, except percentages
– GAAP results
– Adjusted (non-GAAP) results

Q4 2016 Highlights

- Improved execution led to a 70 basis point gross margin expansion to near target levels.
- A significant portion of the revenue and operating income decline reflects the Company's decision to downsize Energy Services' upstream operations in Central California in Q1'16.
- Solid contributions from day-to-day refinery maintenance services partially offset a stronger prior year quarter for turnaround activities and additional maintenance hours related to the restart of a California refinery.
- Successfully transitioned a refinery contract to Energy Services' building trade union organization, which enabled the customer to comply with California hiring requirements.

In 2017, Energy Services expects to grow its downstream refining maintenance services and participate in more turnaround activities, while continuing to improve operating efficiencies.

2017 Outlook

Expect Energy Services' revenues to grow mid-single digits in line with the three-year growth target, with operating margins above the levels achieved in Q4'16.

- Energy Services has a leading position in the majority of the U.S. West Coast refineries as a third-party maintenance provider, which represents the majority of platform revenues and profits. An initiative is underway to drive additional growth by expanding the maintenance services offered to customers.
- Customers are planning more turnaround, or refinery shutdown, activities on the U.S. West Coast throughout 2017, which is expected to be a contributor to full-year revenue and operating income growth.


Energy Services
Contract Backlog
$192.8
$192.8
$41.1
$29.8
0.0%
$151.7
$163.0
12/31/15
12/31/16
– Upstream
– Downstream

In USD millions, except percentage

Represents expected unrecognized revenues to be realized under long-term Master Service Agreements and other signed contracts, limited to the next 12 months of expected revenues.

Notable Items During Q4'16

Legal Settlement

- Aegion settled two lawsuits related to the December 2012 departure of several leaders in sales and operations for the Tyfo® Fibrwrap® technology, which is part of the Infrastructure Solutions platform.
    - The Company will receive $6.625 million in cash with an initial $3.625 payment received in December of 2016 and the remainder expected in $750,000 installments over the next four years.

Effective Tax Rate

- The Q4'16 effective tax rate (GAAP) was 20.6 percent due primarily to approximately $1.2 million in net benefits from adjustments to valuation allowances as a result of changes in the realization of future tax benefits.

2016 Restructuring

- On January 4, 2016, Aegion's Board of Directors approved a restructuring plan (the "2016 Restructuring") to reduce the Company's exposure to the upstream oil markets and reduce consolidated expenses. The Company completed its 2016 Restructuring objectives during 2016:
    - Divested Aegion's 51 percent interest in Bayou Perma-Pipe Canada, Ltd. ("BPPC"), a Canadian pipe coating joint venture, within the Corrosion Protection platform.
    - Downsized the upstream operations in Central California and the Permian Basin for the Energy Services platform. The upstream operations represented approximately 30 percent of Energy Services annual revenues and a greater share of operating income. The restructuring and completion of the remaining projects occurred in 1H'16.
    - Reduced consolidated annual costs by approximately $17.4 million, primarily through a headcount reduction of 964 employees, or 15% of Aegion's total workforce as of December 31, 2015. The Company realized the majority of the cost reduction in 2016.
- Final pre-tax restructuring charges of $1.3 million in Q4'16 related to employee severance, wind down, early lease termination and other restructuring-related charges.
- For full year 2016, recorded pre-tax charges of $16.1 million ($10.3 million after tax), most of which were cash charges.

See the adjusted (non-GAAP) reconciliation table on pages 8 and 10 for more information.

About Aegion Corporation (NASDAQ: AEGN)
Aegion combines innovative technologies with market-leading expertise to maintain, rehabilitate and strengthen infrastructure around the world. Since 1971, the Company has played a pioneering role in finding innovative solutions to rehabilitate aging infrastructure, primarily pipelines in the wastewater, water, energy, mining and refining industries. Aegion also maintains the efficient operation of refineries and other industrial facilities and provides innovative solutions for the strengthening of buildings, bridges and other structures. Aegion is committed to Stronger. Safer. Infrastructure.® More information about Aegion can be found at www.aegion.com.

Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Aegion's forward-looking statements in this news release represent its beliefs or expectations about future events or financial performance. These forward-looking statements are based on information currently available to Aegion and on management's beliefs, assumptions, estimates or projections and are not guarantees of future events or results. When used in this document, the words "anticipate," "estimate," "believe," "plan," "intend, "may," "will" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Such statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in the "Risk Factors" section of Aegion's Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on February 29, 2016, and in subsequently filed documents. In light of these risks, uncertainties and assumptions, the forward-looking events may not occur. In addition, Aegion's actual results may vary materially from those anticipated, estimated, suggested or projected. Except as required by law, Aegion does not assume a duty to update forward-looking statements, whether as a result of new information, future events or otherwise. Investors should, however, review additional disclosures made by Aegion from time to time in Aegion's filings with the Securities and Exchange Commission. Please use caution and do not place reliance on forward-looking statements. All forward-looking statements made by Aegion in this news release are qualified by these cautionary statements.

About Non-GAAP Financial Measures
Aegion has presented certain information in this release excluding certain items that impacted income, expense and earnings per share from continuing operations. The adjusted earnings per share in the fourth quarter and year ended December 31, 2016 exclude certain charges related to the Company's restructuring efforts, acquisition-related activities, litigation settlement and the release of reserves related to pre-acquisition matters related to Brinderson L.P. The adjusted earnings per share in the fourth quarter and year ended December 31, 2015 exclude certain charges related to the Company's restructuring efforts, the impairment of goodwill, refinancing costs, litigation settlement, acquisition-related expenses, divestiture activity and reserves for certain long-dated accounts receivable.

Aegion management uses such non-GAAP information internally to evaluate financial performance for Aegion's operations because Aegion's management believes such non-GAAP information allows management to more accurately compare Aegion's ongoing performance across periods. As such, Aegion's management believes that providing non-GAAP financial information to Aegion's investors is useful because it allows investors to evaluate Aegion's performance using the same methodology and information used by Aegion management.

Aegion®, Fibrwrap®, Fusible PVC®,Insituform®, Tite Liner®, Tyfo® and the associated logos are the registered trademarks of Aegion Corporation and its affiliates. (AEGN-ER)

CONTACT: Aegion Corporation
David A. Martin, Executive Vice President and Chief Financial Officer
(636) 530-8000

AEGION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except share and per share information)

	For the Quarters Ended December 31,		For the Years Ended December 31,	
	2016	2015	2016	2015
Revenues	$ 321,802	$ 330,713	$ 1,221,920	$ 1,333,570
Cost of revenues	250,560	263,290	968,756	1,057,783
Gross profit	71,242	67,423	253,164	275,787
Operating expenses	50,291	51,513	197,099	209,477
Goodwill impairment	—	43,484	—	43,484
Gain on litigation settlement	(6,625)	—	(6,625)	—
Acquisition-related expenses	637	1,132	2,696	1,912
Restructuring charges	624	(66)	9,168	968
Operating income (loss)	26,315	(28,640)	50,826	19,946
Other income (expense):				
Interest expense	(3,948)	(6,679)	(15,029)	(16,044)
Interest income	(31)	(11)	166	218
Other	489	(545)	(694)	(2,905)
Total other expense	(3,490)	(7,235)	(15,557)	(18,731)
Income (loss) before taxes on income	22,825	(35,875)	35,269	1,215
Taxes (benefit) on income (loss)	4,696	(2,442)	6,109	9,205
Net income (loss)	18,129	(33,433)	29,160	(7,990)
Non-controlling interests (income) loss	(338)	573	328	(77)
Net income (loss) attributable to Aegion Corporation	$ 17,791	$ (32,860)	$ 29,488	$ (8,067)
Earnings (loss) per share attributable to Aegion Corporation:				
Basic	$ 0.52	$ (0.91)	$ 0.85	$ (0.22)
Diluted	$ 0.52	$ (0.91)	$ 0.84	$ (0.22)
Weighted average shares outstanding - Basic	33,929,070	36,209,836	34,713,937	36,554,437
Weighted average shares outstanding - Diluted	34,516,374	36,209,836	35,210,429	36,554,437

AEGION CORPORATION AND SUBSIDIARIES
STATEMENT OF OPERATIONS RECONCILIATION
(Unaudited) (Non-GAAP)
(in thousands, except share and per share information)

For the Quarter Ended December 31, 2016

	As Reported (GAAP)	Restructuring Charges [1]	Acquisition-Related Expenses [2]	Litigation Settlement [3]	As Adjusted (Non-GAAP)
Affected Line Items:					
Cost of revenues	$ 250,560	$ (158)	$ —	$ —	$ 250,402
Gross profit	71,242	158	—	—	71,400
Operating expenses	50,291	(836)	—	—	49,455
Gain on litigation settlement	(6,625)	—	—	6,625	—
Acquisition-related expenses	637	—	(637)	—	—
Restructuring charges	624	(624)	—	—	—
Operating income	26,315	1,618	637	(6,625)	21,945
Income before taxes on income	22,825	1,618	637	(6,625)	18,455
Taxes on income	4,696	828	192	(2,643)	3,073
Net income	18,129	790	445	(3,982)	15,382
Net income attributable to Aegion Corporation [4]	17,791	790	445	(3,982)	15,044
Diluted earnings per share:					
Net income attributable to Aegion Corporation [4]	$ 0.52	$ 0.02	$ 0.01	$ (0.11)	$ 0.44

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $158 related to the write-off of certain other assets; (ii) pre-tax restructuring charges for operating expenses of $836 related to wind-down and other restructuring-related charges; and (iii) pre-tax restructuring charges of $624 related to employee severance, extension of benefits, employment assistance programs and early lease termination costs in accordance with ASC 420, *Exit or Disposal Cost Obligations*, and recorded as "Restructuring charges" in the Consolidated Statements of Operations. The vast majority of restructuring charges relate to the 2016 Restructuring.

(2) Includes non-GAAP adjustments related to expenses incurred in connection with the Company's acquisitions of Underground Solutions, selected assets of Fyfe Europe, the CIPP business of Leif M. Jensen A/S and Concrete Solutions, and other potential acquisition activity pursued by the Company during the quarter.

(3) Includes the gain on settlement of two lawsuits related to the December 2012 departure of several key leaders in sales and operations for the Tyfo® Fibrwrap® technology.

(4) Includes non-controlling interests.

AEGION CORPORATION AND SUBSIDIARIES
STATEMENT OF OPERATIONS RECONCILIATION
(Unaudited) (Non-GAAP)
(in thousands, except share and per share information)

For the Quarter Ended December 31, 2015

	As Reported (GAAP)	Restructuring Charges (1)	Goodwill Impairment (2)	Credit Facility Fees (3)	Acquisition-Related Expenses (4)	Divestiture Activity (5)	Litigation Settlement (6)	Reserves for Long-Dated Accounts Receivable (7)	As Adjusted (Non-GAAP)
Affected Line Items:									
Cost of revenues	$ 263,290	$ (74)	$ —	$ —	$ —	$ —	$ —	$ —	$ 263,216
Gross profit	67,423	74	—	—	—	—	—	—	67,497
Operating expenses	51,513	(197)	—	—	—	—	(2,771)	(2,883)	45,662
Goodwill impairment	43,484	—	(43,484)	—	—	—	—	—	—
Acquisition-related expenses	1,132	—	—	—	(1,132)	—	—	—	—
Restructuring charges	(66)	66	—	—	—	—	—	—	—
Operating income (loss)	(28,640)	205	43,484	—	1,132	—	2,771	2,883	21,835
Other income (expense):									
Interest expense	(6,679)	14	—	3,377	—	—	—	—	(3,288)
Other	(545)	32	—	—	—	801	—	—	288
Income (loss) before taxes on income	(35,875)	251	43,484	3,377	1,132	801	2,771	2,883	18,824
Taxes (benefit) on income (loss)	(2,442)	351	7,773	1,354	(3,058)	(626)	1,111	865	5,328
Net income (loss)	(33,433)	(100)	35,711	2,023	4,190	1,427	1,660	2,018	13,496
Non-controlling interests (income) loss	573	—	—	—	—	—	—	(908)	(335)
Net income (loss) attributable to Aegion Corporation (8)	(32,860)	(100)	35,711	2,023	4,190	1,427	1,660	1,110	13,161
Diluted earnings per share:									
Net income (loss) attributable to Aegion Corporation (8)	$ (0.91)	$ —	$ 0.98	$ 0.06	$ 0.11	$ 0.04	$ 0.05	$ 0.03	$ 0.36

---

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $74 related to the write-off of certain other assets; (ii) pre-tax restructuring charges for operating expenses of $197 related to other restructuring-related charges; (iii) pre-tax restructuring charges of $66 related to employee severance, extension of benefits, employment assistance programs and early lease termination costs in accordance with ASC 420, *Exit or Disposal Cost Obligations*, and recorded as “Restructuring charges” in the Consolidated Statements of Operations; and (iv) pre-tax restructuring charges of $46 related to the write-off of certain other assets.

(2) Includes non-GAAP adjustments related to pre-tax charges recorded for goodwill impairment totaling $43,484 for the CRTS ($9,957) and Energy Services ($33,527) reporting units.

(3) Includes non-GAAP adjustments related to certain out-of-pocket expenses and acceleration of certain unamortized fees associated with the refinancing of the Company’s credit facility.

(4) Includes non-GAAP adjustments related to expenses incurred in connection with: (i) the Company’s acquisition of Underground Solutions; and (ii) other potential acquisition activity pursued by the Company during the quarter.

(5) Includes non-GAAP adjustments for losses on the sale of Bayou Perma-Pipe Canada, Ltd. and Fibrwrap Construction Peru S.A.C.

(6) Includes non-GAAP adjustments related to reserves for the settlement of a disputed matter within the Infrastructure Solutions segment.

(7) Includes non-GAAP adjustments related to reserves for accounts receivable associated with long-dated receivables within the Corrosion Protection segment.

(8) Includes non-controlling interests.

AEGION CORPORATION AND SUBSIDIARIES
STATEMENT OF OPERATIONS RECONCILIATION
(Unaudited) (Non-GAAP)
(in thousands, except share and per share information)

For the Year Ended December 31, 2016

	As Reported (GAAP)	Restructuring Charges [1]	Acquisition-Related Expenses [2]	Litigation Settlement [3]	Reversal of Contingency Reserve [4]	As Adjusted (Non-GAAP)
Affected Line Items:						
Cost of revenues	$ 968,756	$ (333)	$ (3,572)	$ —	$ —	$ 964,851
Gross profit	253,164	333	3,572	—	—	257,069
Operating expenses	197,099	(6,179)	—		2,336	193,256
Gain on litigation settlement	(6,625)	—	—	6,625	—	—
Acquisition-related expenses	2,696	—	(2,696)	—	—	—
Restructuring charges	9,168	(9,168)	—	—	—	—
Operating income	50,826	15,680	6,268	(6,625)	(2,336)	63,813
Other income (expense):						
Other	(694)	248	—	—	—	(446)
Income before taxes on income	35,269	15,928	6,268	(6,625)	(2,336)	48,504
Taxes on income	6,109	5,701	1,902	(2,643)	(878)	10,191
Net income	29,160	10,227	4,366	(3,982)	(1,458)	38,313
Net income attributable to Aegion Corporation [5]	29,488	10,227	4,366	(3,982)	(1,458)	38,641
Diluted earnings per share:						
Net income attributable to Aegion Corporation [5]	$ 0.84	$ 0.29	$ 0.12	$ (0.11)	$ (0.04)	$ 1.10

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $333 related to the write-off of certain other assets; (ii) pre-tax restructuring charges for operating expenses of $6,179 related to wind-down and other restructuring-related charges; (iii) pre-tax restructuring charges of $9,168 related to employee severance, extension of benefits, employment assistance programs and early lease termination costs in accordance with ASC 420, *Exit or Disposal Cost Obligations*, and recorded as "Restructuring charges" in the Consolidated Statements of Operations; and (iv) pre-tax restructuring charges for other expense of $248 related to the release of cumulative currency translation adjustments. The vast majority of restructuring charges relate to the 2016 Restructuring.

(2) Includes the following non-GAAP adjustments: (i) inventory step up expense of $3,572 for cost of revenues recognized as part of the accounting for business combinations in connection with the Company's acquisition of Underground Solutions; and (ii) expenses of $2,696 incurred in connection with the Company's acquisitions of Underground Solutions, selected assets of Fyfe Europe, the CIPP business of Leif M. Jensen A/S and Concrete Solutions, and other potential acquisition activity pursued by the Company during the year.

(3) Includes the gain on settlement of two lawsuits related to the December 2012 departure of several key leaders in sales and operations for the Tyfo® Fibrwrap® technology.

(4) Includes the reversal of a pre-tax contingency reserve established as part of the opening balance sheet for the acquisition of Brinderson L.P.

(5) Includes non-controlling interests.

AEGION CORPORATION AND SUBSIDIARIES
STATEMENT OF OPERATIONS RECONCILIATION
(Unaudited) (Non-GAAP)
(in thousands, except share and per share information)

For the Year Ended December 31, 2015

	As Reported (GAAP)	Restructuring Charges (1)	Goodwill Impairment (2)	Credit Facility Fees (3)	Acquisition-Related Expenses (4)	Divestiture Activity (5)	Litigation Settlement (6)	Reserves for Long-Dated Accounts Receivable (7)	As Adjusted (Non-GAAP)
Affected Line Items:									
Cost of revenues	$ 1,057,783	$ (2,717)	$ —	$ —	$ —	$ —	$ —	$ —	$ 1,055,066
Gross profit	275,787	2,717	—	—	—	—	—	—	278,504
Operating expenses	209,477	(4,387)	—	—	—	—	(2,771)	(2,883)	199,436
Goodwill impairment	43,484	—	(43,484)	—	—	—	—	—	—
Acquisition-related expenses	1,912	—	—	—	(1,912)	—	—	—	—
Restructuring charges	968	(968)	—	—	—	—	—	—	—
Operating income	19,946	8,072	43,484	—	1,912	—	2,771	2,883	79,068
Other income (expense):									
Interest expense	(16,044)	140	—	3,377	—	—	—	—	(12,527)
Other	(2,905)	2,768	—	—	—	801			664
Income before taxes on income	1,215	10,980	43,484	3,377	1,912	801	2,771	2,883	67,423
Taxes on income	9,205	2,268	7,773	1,354	(2,745)	(626)	1,111	865	19,205
Net income (loss)	(7,990)	8,712	35,711	2,023	4,657	1,427	1,660	2,018	48,218
Non-controlling interests (income) loss	(77)	—	—	—	—	—	—	(908)	(985)
Net income (loss) attributable to Aegion Corporation [8]	(8,067)	8,712	35,711	2,023	4,657	1,427	1,660	1,110	47,233
Diluted earnings per share:									
Net income (loss) attributable to Aegion Corporation [8]	$ (0.22)	$ 0.24	$ 0.97	$ 0.05	$ 0.13	$ 0.04	$ 0.04	$ 0.03	$ 1.28

____

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $2,717 related to the write-off of certain other assets; (ii) pre-tax restructuring charges for operating expenses of $4,387 related to reserves for potentially uncollectible receivables and other restructuring-related charges; (iii) pre-tax restructuring charges of $968 related to employee severance, extension of benefits, employment assistance programs and early lease termination costs in accordance with ASC 420, *Exit or Disposal Cost Obligations*, and recorded as "Restructuring charges" in the Consolidated Statements of Operations; and (iv) pre-tax restructuring charges of $2,908 related primarily to the write-off of certain other assets, including the loss on the sale of the Company's CIPP contracting operation in France.

(2) Includes non-GAAP adjustments related to pre-tax charges recorded for goodwill impairment totaling $43,484 for the CRTS ($9,957) and Energy Services ($33,527) reporting units.

(3) Includes non-GAAP adjustments related to certain out-of-pocket expenses and acceleration of certain unamortized fees associated with the refinancing of the Company's credit facility.

(4) Includes non-GAAP adjustments related to expenses incurred in connection with: (i) the Company's acquisition of Schultz Mechanical Contractors; (ii) the Company's acquisition of Underground Solutions; and (iii) other potential acquisition activity pursued by the Company during the year.

(5) Includes non-GAAP adjustments for losses on the sale of Bayou Perma-Pipe Canada, Ltd. and Fibrwrap Construction Peru S.A.C.

(6) Includes non-GAAP adjustments related to reserves for the settlement of a disputed matter within the Infrastructure Solutions segment.

(7) Includes non-GAAP adjustments related to reserves for accounts receivable associated with long-dated receivables within the Corrosion Protection segment.

(8) Includes non-controlling interests.

Segment Reporting

Infrastructure Solutions

(in thousands)	Quarter Ended December 31, 2016			Quarter Ended December 31, 2015		
	As Reported (GAAP)	Adjustments (1)	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments (2)	As Adjusted (Non-GAAP)
Revenues	$ 137,028	$ —	$ 137,028	$ 135,064	$ —	$ 135,064
Cost of revenues	104,832	(69)	104,763	101,243	(74)	101,169
Gross profit	32,196	69	32,265	33,821	74	33,895
Gross profit margin	23.5%		23.5%	25.0%		25.1%
Operating expenses	22,129	(266)	21,863	21,590	(2,968)	18,622
Gain on litigation settlement	(6,625)	6,625	—	—	—	—
Acquisition-related expenses	637	(637)	—	1,132	(1,132)	—
Restructuring charges	—	—	—	(66)	66	—
Operating income	16,055	(5,653)	10,402	11,165	4,108	15,273
Operating margin	11.7%		7.6%	8.3%		11.3%

(1) Includes non-GAAP adjustments related to: (i) pre-tax restructuring charges associated with the write-off of certain other assets, severance and benefit related costs, and other restructuring charges; (ii) gain on litigation settlement; and (iii) acquisition expenses incurred primarily in connection with the Company's acquisitions of Underground Solutions, selected assets of Fyfe Europe, the CIPP business of Leif M. Jensen A/S and Concrete Solutions.

(2) Includes non-GAAP adjustments related to: (i) pre-tax restructuring charges associated with the write-off of certain other assets, reversal of reserves for potentially uncollectible receivables, early lease termination costs, severance and benefit related costs, and other restructuring charges; (ii) reserves for the settlement of a disputed matter; and (iii) acquisition expenses incurred primarily in connection with the Company's acquisition of Underground Solutions.

Corrosion Protection

(in thousands)	Quarter Ended December 31, 2016			Quarter Ended December 31, 2015		
	As Reported (GAAP)	Adjustments (1)	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments (2)	As Adjusted (Non-GAAP)
Revenues	$ 119,529	$ —	$ 119,529	$ 108,764	$ —	$ 108,764
Cost of revenues	88,936	(89)	88,847	85,855	—	85,855
Gross profit	30,593	89	30,682	22,909	—	22,909
Gross profit margin	25.6%		25.7%	21.1 %		21.1%
Operating expenses	20,599	(45)	20,554	23,045	(2,883)	20,162
Goodwill impairment	—	—	—	9,957	(9,957)	—
Restructuring charges	559	(559)	—	—	—	—
Operating income (loss)	9,435	693	10,128	(10,093)	12,840	2,747
Operating margin	7.9%		8.5%	(9.3)%		2.5%

(1) Includes non-GAAP adjustments related to pre-tax restructuring charges associated with the write-off of certain other assets, severance and benefit related costs, and other restructuring charges.

(2) Includes non-GAAP adjustments related to: (i) reserves for accounts receivable associated with long-dated receivables; and (ii) impairment of goodwill for the CRTS reporting unit.

Energy Services

(in thousands)	Quarter Ended December 31, 2016			Quarter Ended December 31, 2015		
	As Reported (GAAP)	Adjustments (1)	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments (2)	As Adjusted (Non-GAAP)
Revenues	$ 65,245	$ —	$ 65,245	$ 86,885	$ —	$ 86,885
Cost of revenues	56,792	—	56,792	76,192	—	76,192
Gross profit	8,453	—	8,453	10,693	—	10,693
Gross profit margin	13.0%		13.0%	12.3 %		12.3%
Operating expenses	7,563	(525)	7,038	6,878	—	6,878
Goodwill impairment	—	—	—	33,527	(33,527)	—
Restructuring charges	65	(65)	—	—	—	—
Operating income (loss)	825	590	1,415	(29,712)	33,527	3,815
Operating margin	1.3%		2.2%	(34.2)%		4.4%

(1) Includes non-GAAP adjustments related to: (i) pre-tax restructuring charges associated with the write-off of certain other assets, early lease termination costs, severance and benefit related costs, and other restructuring charges; and (ii) reversal of a pre-tax contingency reserve established as part of the opening balance sheet for the acquisition of Brinderson L.P.

(2) Includes non-GAAP adjustments related to impairment of goodwill for the Energy Services reporting unit.

Segment Reporting

Infrastructure Solutions

(in thousands)	Year Ended December 31, 2016			Year Ended December 31, 2015		
	As Reported (GAAP)	Adjustments [1]	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments [2]	As Adjusted (Non-GAAP)
Revenues	$ 571,551	$ —	$ 571,551	$ 556,234	$ —	$ 556,234
Cost of revenues	429,870	(3,627)	426,243	416,339	(2,717)	413,622
Gross profit	141,681	3,627	145,308	139,895	2,717	142,612
Gross profit margin	24.8%		25.4%	25.2%		25.6%
Operating expenses	89,477	(260)	89,217	90,928	(7,158)	83,770
Gain on litigation settlement	(6,625)	6,625	—	—	—	—
Acquisition-related expenses	2,696	(2,696)	—	1,132	(1,132)	—
Restructuring charges	2,630	(2,630)	—	968	(968)	—
Operating income	53,503	2,588	56,091	46,867	11,975	58,842
Operating margin	9.4%		9.8%	8.4%		10.6%

(1) Includes non-GAAP adjustments related to: (i) pre-tax restructuring charges associated with the write-off of certain other assets, severance and benefit related costs, and other restructuring charges; (ii) inventory step up expense recognized in connection with the Company's acquisition of Underground Solutions; (iii) gain on litigation settlement; and (iv) acquisition expenses incurred primarily in connection with the Company's acquisitions of Underground Solutions, selected assets of Fyfe Europe, the CIPP business of Leif M. Jensen A/S and Concrete Solutions.

(2) Includes non-GAAP adjustments related to: (i) pre-tax restructuring charges associated with the write-off of certain other assets, reversal of reserves for potentially uncollectible receivables, early lease termination costs, severance and benefit related costs, and other restructuring charges; (ii) reserves for the settlement of a disputed matter; and (iii) acquisition expenses incurred primarily in connection with the Company's acquisition of Underground Solutions.

Corrosion Protection

(in thousands)	Year Ended December 31, 2016			Year Ended December 31, 2015		
	As Reported (GAAP)	Adjustments [1]	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments [2]	As Adjusted (Non-GAAP)
Revenues	$ 401,469	$ —	$ 401,469	$ 437,921	$ —	$ 437,921
Cost of revenues	318,200	(278)	317,922	344,701	—	344,701
Gross profit	83,269	278	83,547	93,220	—	93,220
Gross profit margin	20.7%		20.8%	21.3 %		21.3%
Operating expenses	77,657	(483)	77,174	84,577	(2,883)	81,694
Goodwill impairment	—	—	—	9,957	(9,957)	—
Acquisition-related expenses	—	—	—	457	(457)	—
Restructuring charges	3,803	(3,803)	—	—	—	—
Operating income (loss)	1,809	4,564	6,373	(1,771)	13,297	11,526
Operating margin	0.5%		1.6%	(0.4)%		2.6%

(1) Includes non-GAAP adjustments related to pre-tax restructuring charges associated with the write-off of certain other assets, severance and benefit related costs, and other restructuring charges.

(2) Includes non-GAAP adjustments related to: (i) reserves for accounts receivable associated with long-dated receivables; (ii) impairment of goodwill for the CRTS reporting unit; and (iii) expenses incurred in connection with potential acquisition activity pursued by the Company during the year.

Energy Services

(in thousands)	Year Ended December 31, 2016			Year Ended December 31, 2015		
	As Reported (GAAP)	Adjustments [1]	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments [2]	As Adjusted (Non-GAAP)
Revenues	$ 248,900	$ —	$ 248,900	$ 339,415	$ —	$ 339,415
Cost of revenues	220,686	—	220,686	296,743	—	296,743
Gross profit	28,214	—	28,214	42,672	—	42,672
Gross profit margin	11.3 %		11.3%	12.6 %		12.6%
Operating expenses	29,965	(3,100)	26,865	33,972	—	33,972
Goodwill impairment	—	—	—	33,527	(33,527)	—
Acquisition-related expenses	—	—	—	323	(323)	—
Restructuring charges	2,735	(2,735)	—	—	—	—
Operating income (loss)	(4,486)	5,835	1,349	(25,150)	33,850	8,700
Operating margin	(1.8)%		0.5%	(7.4)%		2.6%

(1) Includes non-GAAP adjustments related to: (i) pre-tax restructuring charges associated with the write-off of certain other assets, early lease termination costs, severance and benefit related costs, and other restructuring charges; and (ii) reversal of a pre-tax contingency reserve established as part of the opening balance sheet for the acquisition of Brinderson L.P.

(2) Includes non-GAAP adjustments related to: (i) impairment of goodwill for the Energy Services reporting unit; and (ii) expenses incurred in conjunction with the Company's acquisition of Schultz Mechanical Contractors.

AEGION CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share amounts)

	December 31, 2016	December 31, 2015
Assets		
Current assets		
Cash and cash equivalents	$ 129,500	$ 209,253
Restricted cash	4,892	5,796
Receivables, net of allowances of $6,098 and $14,524, respectively	186,016	200,883
Retainage	33,643	37,285
Costs and estimated earnings in excess of billings	62,401	89,141
Inventories	63,953	47,779
Prepaid expenses and other current assets	51,832	66,999
Assets held for sale	—	21,060
Total current assets	532,237	678,196
Property, plant & equipment, less accumulated depreciation	156,747	144,833
Other assets		
Goodwill	298,619	249,120
Identified intangible assets, less accumulated amortization	194,911	174,118
Deferred income tax assets	1,848	2,130
Other assets	9,220	5,616
Total other assets	504,598	430,984
Total Assets	$ 1,193,582	$ 1,254,013
Liabilities and Equity		
Current liabilities		
Accounts payable	$ 63,058	$ 72,732
Accrued expenses	85,010	112,951
Billings in excess of costs and estimated earnings	62,698	87,475
Current maturities of long-term debt	19,835	17,648
Liabilities held for sale	—	6,961
Total current liabilities	230,601	297,767
Long-term debt, less current maturities	350,785	333,480
Deferred income tax liabilities	23,339	19,386
Other non-current liabilities	12,674	8,824
Total liabilities	617,399	659,457
Equity		
Preferred stock, undesignated, $.10 par – shares authorized 2,000,000; none outstanding	—	—
Common stock, $.01 par – shares authorized 125,000,000; shares issued and outstanding 33,956,304 and 36,053,499, respectively	340	361
Additional paid-in capital	166,598	199,951
Retained earnings	455,062	425,574
Accumulated other comprehensive loss	(53,500)	(47,861)
Total stockholders' equity	568,500	578,025
Non-controlling interests	7,683	16,531
Total equity	576,183	594,556
Total Liabilities and Equity	$ 1,193,582	$ 1,254,013

AEGION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	For the Years Ended December 31, 2016	2015
Cash flows from operating activities:		
Net income (loss)	$ 29,160	$ (7,990)
Adjustments to reconcile to net cash provided by operating activities:		
Depreciation and amortization	46,719	43,791
Gain on sale of fixed assets	(1,916)	(929)
Equity-based compensation expense	9,261	7,987
Deferred income taxes	1,772	924
Non-cash restructuring charges	300	1,816
Non-cash portion of litigation settlement	(3,000)	—
Goodwill impairment	—	43,484
Debt issuance costs	—	3,377
Loss on sale of businesses	—	3,414
Loss on foreign currency transactions	911	80
Other	(1,044)	(168)
Changes in operating assets and liabilities (net of acquisitions):		
Restricted cash related to operating activities	2,055	(382)
Receivables net, retainage and costs and estimated earnings in excess of billings	52,774	12,283
Inventories	(2,569)	6,984
Prepaid expenses and other assets	16,759	(28,895)
Accounts payable and accrued expenses	(49,259)	(582)
Billings in excess of costs and estimated earnings	(27,761)	45,700
Other operating	(946)	1,129
Net cash provided by operating activities	73,216	132,023
Cash flows from investing activities:		
Capital expenditures	(38,760)	(29,454)
Proceeds from sale of fixed assets	3,310	3,173
Patent expenditures	(1,043)	(1,503)
Restricted cash related to investing activities	(1,086)	(3,538)
Purchase of Underground Solutions, Inc., net of cash acquired	(84,740)	—
Purchase of Fyfe Europe S.A. and related companies	(2,800)	—
Purchase of CIPP business of Leif M. Jensen A/S	(3,235)	—
Purchase of Concrete Solutions Limited and Building Chemical Supplies Limited	(5,532)	—
Purchase of Schultz Mechanical Contractors, Inc.	—	(6,662)
Sale of interest in Bayou Perma-Pipe Canada, Ltd., net of cash disposed	6,599	—
Payment to Fyfe Asia sellers for final net working capital	—	(1,098)
Net cash used in investing activities	(127,287)	(39,082)

AEGION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	For the Years Ended December 31,	
	2016	**2015**
Cash flows from financing activities:		
Proceeds from issuance of common stock upon stock option exercises, including tax effects	1,818	2,466
Repurchase of common stock	(44,454)	(27,804)
Sale of non-controlling interest	—	239
Distributions to non-controlling interests	(1,276)	(472)
Payment of contingent consideration	(500)	(684)
Credit facility financing fees	—	(4,360)
Proceeds from notes payable	—	1,505
Principal payments on notes payable	—	(1,875)
Proceeds from line of credit	42,000	26,000
Payments on line of credit	(6,000)	(71,500)
Proceeds from long-term debt	—	350,000
Principal payments on long-term debt	(17,500)	(323,750)
Net cash used in financing activities	(25,912)	(50,235)
Effect of exchange rate changes on cash	(2,213)	(5,975)
Net increase (decrease) in cash and cash equivalents for the year	(82,196)	36,731
Cash and cash equivalents, beginning of year	211,696	174,965
Cash and cash equivalents, end of year	129,500	211,696
Cash and cash equivalents associated with assets held for sale, end of year	—	(2,443)
Cash and cash equivalents, end of year	$ 129,500	$ 209,253